Exhibit 99.1

MediciNova Appoints Carolyn Beaver to its Board of Directors and as Audit Committee Chair

LA JOLLA, Calif., October 21, 2020 (GLOBE NEWSWIRE) — MediciNova, Inc., a biopharmaceutical company traded on the NASDAQ Global Market (NASDAQ: MNOV) and the JASDAQ Market of the Tokyo Stock Exchange (Code Number: 4875), today announced the appointment of Ms. Carolyn Beaver to its Board of Directors and as Chair of its Audit Committee.

Carolyn Beaver, CPA (inactive), has served as a director and member of the audit committee of MaxLinear, Inc., a leading provider of radio frequency, analog, digital and mixed-signal integrated circuits, since December 2018, and served as a director of Organovo Holdings, Inc., a biotechnology company, from February 2019 to September 2020. She chaired the audit committee of Organovo and was a member of its nominating and corporate governance committee from September 2019 to September 2020. She previously held several positions at Sequenom Inc., a life sciences testing company, including Chief Financial Officer and Senior Vice President from March 2015 to October 2016, Chief Financial Officer from June 2014 to March 2015, and Vice President and Chief Accounting Officer from June 2012 to June 2014. Ms. Beaver was previously Corporate Vice President and Controller of Beckman Coulter, Inc., a biomedical laboratory instrument and test company, from August 2005 until June 2012, and was named Chief Accounting Officer in October 2005, a position she held until July 2011, following the acquisition of Beckman Coulter, Inc. by Danaher Corporation. She also served as interim Chief Financial Officer of Beckman Coulter from July 2006 through October 2006. Ms. Beaver was a director of Commerce National Bank, Newport Beach, California, chair of its audit committee and a member of its asset/liability committee from 2005 until the bank was acquired in 2013. Ms. Beaver served as an audit partner with KPMG LLP from 1987 to 2002. She is currently on the board of directors of Working Wardrobes, Inc. and is chairman of the board of Changing Strides, both non-profit organizations.    Ms. Beaver received a Bachelor of Science degree in Business Administration from California State Polytechnic University, Pomona.

“We are extremely pleased and fortunate to add an individual with such strong finance and accounting expertise to MediciNova’s Board of Directors and Audit Committee,” said Yuichi Iwaki, M.D., Ph.D., MediciNova’s President and Chief Executive Officer. “We believe Ms. Beaver will be a great asset to the Company and its shareholders.”

About MediciNova

MediciNova, Inc. is a publicly traded biopharmaceutical company founded upon developing novel, small-molecule therapeutics for the treatment of diseases with unmet medical needs with a primary commercial focus on the U.S. market. MediciNova’s current strategy is to focus on BC-PIV SARS-COV-2 vaccine for COVID-19, MN-166 (ibudilast) for neurological disorders such as progressive multiple sclerosis (MS), amyotrophic lateral sclerosis (ALS), degenerative cervical myelopathy (DCM), substance dependence (e.g., alcohol use disorder, methamphetamine dependence, opioid dependence) and glioblastoma (GBM), as well as prevention of acute respiratory distress syndrome (ARDS) caused by COVID-19, and MN-001 (tipelukast) for fibrotic diseases such as nonalcoholic steatohepatitis (NASH) and idiopathic pulmonary fibrosis (IPF). MediciNova’s pipeline also includes MN-221 (bedoradrine) and MN-029 (denibulin). For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the future development and efficacy of BC-PIV SARS-COV-2 vaccine, MN-166, MN-001, MN-221, and MN-029. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would,” “considering,” “planning” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2019 and its subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

INVESTOR CONTACT:

Geoff O’Brien

Vice President

MediciNova, Inc.

info@medicinova.com